Artisan Partners Funds, Inc.

1940 Act File No. 811-8932

Report on Form N-SAR for the period September 30, 2012

Sub-Item 77Q3(a):

The following subcustodians are in addition to those reported on Form N-SAR, Item 15, because the electronic format for filing Form N-SAR does not provide adequate space for responding to Item 15. Listed by country, city, subcustodian and type:

Nigeria, Lagos, Stanbic IBTC Bank Plc, Foreign Custodian Rule 17f-5

Malta, Valletta, The Hongkong and Shanghai Banking Corporation Limited,

Foreign Custodian Rule 17f-5

Swaziland, Mbabane, Standard Bank Swaziland Limited, Foreign Custodian Rule 17f-5

Kuwait, Kuwait, HSBC Bank Middle East Limited, Foreign Custodian Rule 17f-5

Switzerland, Zurich, Credit Suisse AG, Foreign Custodian Rule 17f-5

Bulgaria, Sofia, UniCredit Bulbank AD, Foreign Custodian Rule 17f-5

Croatia, Zagreb, Zagrebacka Banka d.d., Foreign Custodian Rule 17f-5

Czech Republic, Prague, UniCredit Bank Czech Republic a.s., Foreign Custodian Rule 17f-5

Portugal, Porto Salvo, BNP Paribas Securities Services, S.c.A., Foreign Custodian Rule 17f-5

Slovak Republic, Bratislava, UniCredit Bank Slovakia a.s., Foreign Custodian Rule 17f-5

People's Republic of China, Shanghai, China Construction Bank Corporation, Foreign Custodian Rule 17f-5

Republic of Srpska, UniCredit Bank d.d., Foreign Custodian Rule 17f-5

Iceland, Reykjavik, Landsbankinn hf., Foreign Custodian Rule 17f-5

Ireland, Dublin, State Street Bank and Trust Company, United Kingdom Branch, Foreign Custodian Rule 17f-5

Cyprus, BNP Paribas Securities Services, S.C.A., Greece, Foreign Custodian Rule 17f-5

Republic of Georgia, Tbilisi, JSC Bank of Georgia, Foreign Custodian Rule 17f-5

Saudi Arabia, HSBC Saudi Arabia Limited, Foreign Custodian Rule 17f-5